UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2025

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2025, South Dakota Soybean Processors, LLC ("the Company") entered into Amended and Restated Credit Agreement ("Restated Credit Agreement") with our lender, CoBank, ACB of Greenwood Village, Colorado, which amends and restates our existing Credit Agreement dated September 20, 2023, and our revolving term note dated March 2, 2023. See Item 2.03, the text of which is herein incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 17, 2025, we entered into the Restated Credit Agreement with our lender, CoBank, ACB. The Restated Credit Agreement includes several key changes. The principal available on the seasonal loan decreases from $85 million to $70 million, and the maturity date is extended to December 1, 2025. The revolving term loan limit increases from $12 million to $65 million, and starting on March 20, 2025, the amount available for borrowing will be reduced by $3.25 million every six months until the loan matures on March 20, 2028. Additionally, the loan and note payable for our investment in our subsidiary, High Plains Partners, LLC, the proceeds of which were contributed for the construction of the Mitchell facility, has been consolidated into the revolving term loan.
The Restated Credit Agreement also revises certain standard financial covenants, including the maintenance of specific financial ratios, limitations on certain investments, and restrictions on distributions.
All other material items and conditions under the Credit Agreement dated September 20, 2023, and subsequent amendments to such agreement, remain the same following the Restated Credit Agreement. The Restated Credit Agreement will be filed as an exhibit in our next periodic report.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 19, 2025	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer